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                                                                    Exhibit 10.2





                         DATED                     2001







                                     TOM LAM

                                       AND

                           WARMINSTER SYSTEMS LIMITED





                        AGREEMENT FOR SOFTWARE ASSIGNMENT









                                    FOX HAYES
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                        AGREEMENT FOR SOFTWARE ASSIGNMENT


This agreement is made the day of 9th day of April 2001


BETWEEN:

the Assignor  Tom Lam
              107 The Butts Frome Somerset

the Assignee  Warminster Systems Limited
              9 Sandown Road White Horse Business Park Trowbridge Wiltshire


RECITAL

The Assignor is the registered proprietor of the Licensed Materials and has agreed to assign it to the Assignee on the following terms and conditions.

IT IS AGREED as follows:

1.       DEFINITIONS

In this Agreement unless inconsistent with the context or otherwise specified the following definitions will apply:

1.1      "Agreement" means this assignment, terms and schedules to it.

1.2 "Documentation" means the operating manuals, user instructions and other related materials (whether physically or by electronic means) for aiding the use of the Licensed Materials including any part or copy of them.

1.3      "Licensed Materials" means the matters referred to in schedule 1.


2.       AGREEMENT TO ASSIGN

2.1      Assignment
         The Assignor assigns to the Assignee sole and exclusive rights in the world to the Licensed Materials from the date of this agreement. The use of the Licensed Materials is subject to the Assignee being responsible at its own expense for complying with all applicable export and import laws and regulations.

3.       PERMITTED USE

3.1      The Assignee may use the Licensed Materials for all purposes.

3.2 The Assignee may translate or adapt the Licensed Materials for any purpose or create derivative works based on the Licensed Materials without any further consent of the Assignor.


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3.3      The Assignee may transfer or distribute (whether by license, loan, rental, sale or otherwise) all or any part of the Licensed Materials to any other person.

3.4 The Assignee may make for any purpose including (without limitation) for error correction, any alterations, modifications, additions or enhancements to the Licensed Materials and may permit the whole or any part of the Licensed Materials to be combined with or become incorporated in any other program without the Assignor's prior consent.

3.5 The Assignee may, or permit others to, decompile, reverse-engineer or disassemble the Licensed Materials or any part.

3.6 A separate assignment is not required for the use of copies of the Licensed Materials.

4.       EXTENT OF PERMITTED REPRODUCTION

4.1 The Assignee is permitted to make copies of the Licensed Materials for all purposes. Any such copies will be the property of the Assignee.

4.2 The Assignee may make or permit others to make copies of the Licensed Materials without the Assignor's prior written consent.

5.       PROPERTY RIGHTS

5.1 The Assignee will acquire all title copyright and any other property rights in the Licensed Materials.

5.2 The Assignee may remove, suppress or modify in any way any proprietary marking, including any trade mark or copyright notice, on or in the Licensed Materials.

5.3 The Assignee is not required to notify the Assignor if the Assignee becomes aware of any unauthorized access to, use or copying of any part of the Licensed Materials by any person.

5.4 The Assignee is not required to permit the Assignor to check the use of the Licensed Materials by the Assignee.

6.       ASSIGNOR'S WARRANTIES AND INDEMNITY

The Assignor warrants that:

6.1 the Assignor is the sole proprietor of the Licensed Materials and has full power to enter into this Agreement.

6.2 the Assignor has not granted any licenses to use the Licensed Materials nor suffered it to be the subject of any charge mortgage or other encumbrance.

6.3 the Assignor will keep the Assignee fully indemnified against all actions claims proceedings costs and damages (including any damages or compensation paid by the


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         Assignee on the advice of its legal advisers to compromise or settle any claim) and all legal costs or other expenses arising out of any breach of the above warranties or out of any claim by a third party based on any facts which if substantiated would constitute such a breach.

6.4

6.4.1 the Licensed Materials when properly used on the Equipment will provide the facilities and functions as described.

6.4.2 the Assignor warrants that the operation of the Licensed Materials will be uninterrupted and error-free.

7.       COPYRIGHT INDEMNITY

7.1 The Assignor will indemnify the Assignee for its reasonable costs and all damages awarded under any final judgment by a court of competent jurisdiction or agreed by the Assignor in final settlement to the extent that the Licensed Materials used in accordance with the License infringes the copyright, trademarks, intellectual property rights or trade secrets or any third party.

Provided that

7.1.1    the Assignee makes no statement prejudicial to the Assignor;

7.1.2 such infringement is not caused by or contributed to by acts of the Assignee;

7.1.3 the Assignor is promptly notified in writing of the details of the claim;

7.1.4 the Assignor has sole control of the defense of such claim and all related settlement negotiations; and

7.1.5 the Assignee gives the Assignor all reasonable assistance at the Assignor's expense in connection therewith.

7.2 If at any time an allegation of infringement of any third party rights is made, or in the Assignor's opinion is likely to be made, in respect of the Licensed Materials the Assignor may at its own expense modify or replace the Licensed Materials so as to avoid infringement.

7.3 The Assignor will have no liability for any infringement claim based on:

7.3.1 use of other that the latest unaltered current release of the Licensed Materials; or

7.3.2 use or combination of the Licensed Materials with equipment , programs or data not supplied by the Assignor; or


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7.3.3    the Assignee's refusal to use modified or replacement Licensed
         Materials supplied or offered to be supplied pursuant to clause 7.2.

7.4 This clause states the entire liability of the Assignor with respect to the infringement or alleged infringement of any third party rights of any kind whatever by the Licensed Materials.

8.       ASSIGNMENT

The Assignee may assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the Assignor.

AS WITNESS of which this agreement has been signed the day and year first above written.





SIGNED by                         )
                                  )
    s/  Tom Lam                   )
----------------------------------
duly authorized for the Assignor  )









SIGNED by                         )
                                  )
    s/  Anthony Power             )
----------------------------------
duly authorized for the Assignee  )







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                                   SCHEDULE I

                         (Licensed Materials clause 1.3)



Proprietary software namely TIM, MAPCOM and NEWCOMMS used exclusively by the assignee in the systems detailed in its prospectus namely Blue Box, Trackcomp, FM Series-Fuel Monitor Systems, Data Acquisition Units - Vehicle Data Management, Software-Fleet Management Systems.


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